Filed Pursuant to Rule 433
                                                         File No.: 333-131594-03


--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group              November 29, 2006

Wells Fargo Home Equity Asset-Backed Securities 2006-3 Trust
--------------------------------------------------------------------------------

          WELLS FARGO HOME EQUITY ASSET-BACKED SECURITIES 2006-3 TRUST
                              NEW ISSUE TERM SHEET
                           $845,630,000 (approximate)
--------------------------------------------------------------------------------

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

          WELLS FARGO HOME EQUITY ASSET-BACKED SECURITIES 2006-3 TRUST

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group              November 29, 2006

Wells Fargo Home Equity Asset-Backed Securities 2006-3 Trust
--------------------------------------------------------------------------------


                              NEW ISSUE TERM SHEET

                           $845,630,000 (approximate)

--------------------------------------------------------------------------------

          Wells Fargo Home Equity Asset-Backed Securities 2006-3 Trust
                                 Issuing Entity

                    Wells Fargo Asset Securities Corporation
                                    Depositor

                             Wells Fargo Bank, N.A.
                              Servicer and Sponsor


              Home Equity Asset-Backed Certificates, Series 2006-3





--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

                                                                      Avg. Life to     Mod. Dur. to
        Expected        Expected Ratings                   Interest   Call/            Call/
Class   Amount ($)(1)   (S&P/Moody's/Fitch/DBRS)   Index   Type       Mty(yrs)(2)(3)   Mty(yrs)(2)(3)(4)
-----   -------------   ------------------------   -----   --------   --------------   -----------------
A-1       338,338,000   AAA/Aaa/AAA/AAA            1mL     Floating   1.00 / 1.00      0.96 / 0.96
A-2       305,024,000   AAA/Aaa/AAA/AAA            1mL     Floating   3.00 / 3.07      2.69 / 2.74
A-3        20,077,000   AAA/Aaa/AAA/AAA            1mL     Floating   6.34 / 10.93     5.28 / 8.02
M-1        51,101,000   AA+/Aa1/AA+/AA(high)       1mL     Floating   3.88 / 3.88      3.45 / 3.45
M-2        43,099,000   AA/Aa2/AA+/AA              1mL     Floating   5.21 / 5.31      4.45 / 4.51
M-3        14,226,000   AA-/Aa2/AA/AA(low)         1mL     Floating   6.34 / 9.75      5.26 / 7.34
M-4        16,886,000   A+/Aa3/AA-/ AA(low)        1mL     Floating   4.50 / 4.94      3.88 / 4.16
M-5        15,553,000   A/A1/A+/A(high)            1mL     Floating   4.46 / 4.89      3.86 / 4.12
M-6        10,665,000   A-/A1/A/A                  1mL     Floating   4.45 / 4.84      3.83 / 4.09
B-1         9,776,000   BBB+/A2/A-/A(low)          1mL     Floating   4.42 / 4.80      3.78 / 4.01
B-2         8,443,000   BBB/A3/BBB+/BBB(high)      1mL     Floating   4.42 / 4.77      3.75 / 3.97
B-3        12,442,000   BBB-/Baa1/BBB/BBB          1mL     Floating   4.40 / 4.70      3.63 / 3.80
B-4        13,776,000   BB+/Baa2/BBB-/BBB(low)      ****Not Offered - 144A Private Placement****


                                           Initial Credit
Class   Payment Window to Call/Mty(2)(3)   Support Level(5)
-----   --------------------------------   ----------------
A-1     01/07 - 09/08 / 01/07 - 09/08                 25.35%
A-2     09/08 - 04/13 / 09/08 - 06/15                 25.35%
A-3     04/13 - 04/13 / 06/15 - 10/21                 25.35%
M-1     06/10 - 04/11 / 06/10 - 04/11                 19.60%
M-2     04/11 - 04/13 / 04/11 - 06/14                 14.75%
M-3     04/13 - 04/13 / 06/14 - 11/19                 13.15%
M-4     05/10 - 04/13 / 05/10 - 12/17                 11.25%
M-5     04/10 - 04/13 / 04/10 - 06/17                  9.50%
M-6     03/10 - 04/13 / 03/10 - 01/17                  8.30%
B-1     03/10 - 04/13 / 03/10 - 08/16                  7.20%
B-2     03/10 - 04/13 / 03/10 - 03/16                  6.25%
B-3     02/10 - 04/13 / 02/10 - 10/15                  4.85%
B-4         ****Not Offered - 144A Private Placement****

(1)   Subject to a variance of plus or minus 5%.
(2)   Assumes 10% optional termination is exercised.
(3) Based on 100% of the applicable prepayment assumption. See Summary of Terms.
(4)   Assumes pricing at par.
(5) Includes 3.30% overcollateralization based on the scheduled principal balances of the mortgage loans as of the cut-off date.

The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates are being offered pursuant to a prospectus supplemented by a prospectus supplement (together, the "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them is contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificates may not be consummated unless the purchaser has received the Prospectus.

PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Summary of Terms

Issuing Entity:          Wells Fargo Home Equity Asset-Backed Securities 2006-3
                         Trust, a New York common law trust.

Depositor:               Wells Fargo Asset Securities Corporation

Sponsor:                 Wells Fargo Bank, N.A.

Servicer:                Wells Fargo Bank, N.A.

The Insurer:             Mortgage Guaranty Insurance Corporation

Securities               Wells Fargo Bank, N.A.
Administrator:

Trustee:                 HSBC Bank USA, National Association.

Custodian:               Wells Fargo Bank, N.A.

Sole Manager:            Barclays Capital Inc.

Rating Agencies:         S&P/Moody's/Fitch/DBRS

Offered Certificates:    The Class A-1, Class A-2, Class A-3, Class M-1, Class
                         M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class
                         B-1, Class B-2 and Class B-3 certificates.

LIBOR Certificates:      The Class B-4 certificates and the Offered
                         Certificates.

Expected Closing Date:   December 21, 2006

Delivery:                DTC, Euroclear and Clearstream.

Distribution Dates:      The 25th of each month, or if such day is not a
                         business day, on the next business day, beginning in January 2007.

Final Distribution Date: The Distribution Date occurring in January 2037.

Collection Period:       With respect to any Distribution Date, the period from
                         the second day of the calendar month preceding the month in which such Distribution Date occurs through the first day of the calendar month in which such Distribution Date occurs.

Prepayment Period:       With respect to any Distribution Date, the calendar
                         month immediately preceding the month in which such Distribution Date occurs.

Interest Accrual Period: With respect to any Distribution Date, the period from the Distribution Date in the prior month (or closing date, in the case of the first Distribution Date) through the day prior to the current Distribution Date.

Accrued Interest:        The price to be paid by investors for the Offered
                         Certificates will not include accrued interest, and therefore will settle flat.

Interest Day Count:      Actual/360

Interest Payment Delay:  Zero days

Cut-off Date:            December 1, 2006

Tax Status:              The Offered Certificates will represent "regular
                         interests" in a REMIC and, to a limited extent, interests in certain basis risk interest carryover payments, which will be treated for tax purposes as interest rate cap contracts. The tax advice contained in this term sheet is not intended or written to be used, and cannot be used, for the purpose of avoiding
                         U.S. federal, state, or local tax penalties. This advice is written in connection with the promotion or marketing by the Sole Manager and Depositor of the Offered Certificates. You should seek advice based on your particular circumstances from an independent tax advisor.

ERISA Eligibility:       The Offered Certificates are expected to be ERISA
                         eligible provided that, prior to the termination of the supplemental interest trust, the investors meet the requirements of certain investor-based exemptions as described in the prospectus supplement. Prospective purchasers should consult their own counsel.

SMMEA Eligibility:       The Offered Certificates are not expected to constitute
                         "mortgage related securities" for purposes of SMMEA.

Class A Certificates:    Collectively, the Class A-1, Class A-2 and Class A-3
                         certificates.

Class M Certificates:    Collectively, the Class M-1, Class M-2, Class M-3,
                         Class M-4, Class M-5 and Class M-6 certificates.

Sequential Class M       Collectively, the Class M-1, Class M-2 and Class M-3
Certificates:            certificates.

Class B Certificates:    Collectively, the Class B-1, Class B-2, Class B-3 and
                         Class B-4 certificates.

Mortgage Loans:          The mortgage loans to be included in the trust will be
                         primarily adjustable- and fixed-rate sub-prime mortgage loans secured by first-lien and/or second-lien mortgages or deeds of trust on residential real properties. Substantially all of the mortgage loans were purchased by the Depositor from Wells Fargo Bank, N.A. On the Closing Date, the trust will acquire the mortgage loans. The mortgage loans have an approximate aggregate principal balance of $[955,628,929] as of the Cut-off Date. As of the Cut-off Date, approximately
                         [78.29]% of the mortgage loans are adjustable-rate mortgage loans and approximately [21.71]% are fixed-rate mortgage loans. The information regarding the mortgage loans set forth below that is based on the principal balance of the mortgage loans as of the Cut-off Date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the Cut-off Date and no delinquencies, defaults or prepayments, with the exception of 30-59 day delinquencies comprising approximately [0.44]% of the aggregate scheduled principal balance of the mortgage loans on the Cut-off Date. See the attached collateral descriptions for additional information on the initial mortgage loans as of the Cut-off Date.

Monthly Servicer         The Servicer will be obligated to advance its own funds
Advances:                in an amount equal to the aggregate of all payments of
                         principal (other than a balloon payment) and interest
                         (net of servicing fees), as applicable, that were due during the related Collection Period on the mortgage loans and not received by the related determination date. Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds, liquidation proceeds or subsequent recoveries.

Expense Fee Rate:        The Expense Fee Rate with respect to each mortgage loan
                         will be a per annum rate equal to the sum of the Servicing Fee Rate, the trustee fee rate and, if applicable, the Insurer fee rate.

Servicing Fee Rate:      The Servicing Fee Rate with respect to each mortgage
                         loan will be 0.50% per annum.

Pricing Prepayment       Fixed Rate Mortgage Loans: CPR starting at 4.6% CPR in
Speed:                   month 1 and increasing to 23% CPR in month 12 (18.4%/11
                         increase for each month), and remaining at 23% CPR thereafter.

                         Adjustable Rate Mortgage Loans: CPR starting at approximately 2% CPR in month 1 and increasing to 30% CPR in month 12 (28%/11 increase, rounded to the nearest hundredth of a percentage, for each month), remaining at 30% CPR in months 13 through month 22, increasing to 50% CPR in month 23 and remaining at 50% CPR through month 27, decreasing to 35% CPR in month 28 and remaining at 35% CPR thereafter.

Credit Enhancement:      The credit enhancement provided for the benefit of the
                         holders of the certificates consists solely of: (a) the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization; (b) the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates; (c) the Policy; and (d) the allocation of losses to the most subordinate classes of certificates beginning with losses being absorbed by overcollateralization.

The Policy:              As of the Cut-off Date, it is expected that
                         approximately [9.89]% of the mortgage loans will be covered by a loan-level primary mortgage insurance policy (the "Policy") issued by the Insurer. For each of these Mortgage Loans, the Insurer would provide insurance coverage, subject to certain carveouts, until the original loan-to-value ratio of such mortgage loans is equal to or less than 60%.

The LPMI Policy:         Mortgage Loans with Loan-to-Value Ratios in excess of
                         80% may or may not be covered by a primary mortgage insurance policy other than the Policy. Certain
                         Mortgage Loans may be covered by a lender-paid primary mortgage insurance policies (each, an "LPMI Policy").
                         Approximately [10.51]% of the mortgage loans with loan-to-value ratios over 80% (by aggregate unpaid principal balance of the mortgage loans with loan-to-value ratios over 80% as of the cut-off date) are covered by existing lender-paid primary mortgage insurance policies. As of the Cut-off Date, it is expected that approximately [5.61]% of the mortgage loans will be covered by LPMI Policies. These policies were acquired by Wells Fargo Bank, N.A. from various providers and will be assigned by Wells Fargo Bank, N.A. to the trust on the closing date. The Sponsor is responsible for paying the premiums under the LPMI
                         Policies.

Senior Enhancement       For any Distribution Date, the percentage obtained by
Percentage:              dividing (x) the sum of (i) the aggregate Class
                         Certificate Balances of the Class M and Class B
                         Certificates and (ii) the Overcollateralization Amount
                         (in each case after taking into account the distributions of the related Principal Distribution
                         Amount for that Distribution Date) by (y) the aggregate
                         Stated Principal Balance of the mortgage loans for that Distribution Date.

Stepdown Date:           The earlier to occur of:

                         (i) the Distribution Date immediately following the Distribution Date on which the aggregate Class Certificate Balances of the Class A Certificates have been reduced to zero; and

                         (ii)  the later to occur of:

                              (a) the Distribution Date in January 2010 and

                              (b) the first Distribution Date on which the
                                  Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal applied to reduce the Stated Principal Balance of the mortgage loans for that Distribution Date but prior to any applications of Principal Distribution Amount to the certificates) is greater than or equal to the Specified Senior Enhancement Percentage (approximately 50.70%).

Trigger Event:           (i)   With respect to any Distribution Date, the
                               circumstances in which the quotient (expressed as a percentage) of:

                                 (x)  the rolling three-month average of the
                                      aggregate unpaid principal balance of
                                      mortgage loans that are 60 days or more
                                      delinquent (including mortgage loans in
                                      foreclosure, mortgage loans related to REO property and mortgage loans where the mortgagor has filed for bankruptcy) and

                                 (y) the aggregate unpaid principal balance of the mortgage loans as of the last day of the related Collection Period, equals or exceeds 31.56% of the prior period's Senior Enhancement Percentage; and

                         (ii) With respect to any Distribution Date beginning with January 2009, the circumstances in which the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Collection Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date exceeds the applicable percentages (described below) with respect to such Distribution Date:

Distribution Date Occurring in          Loss Percentage
------------------------------          ---------------
January 2009 through December 2009      1.400% for the first month, plus an
                                        additional 1/ 12th of 1.650% for each
                                        month thereafter (e.g., 2.225% in July
                                        2009)

January 2010 through December 2010      3.050% for the first month, plus an
                                        additional 1/ 12th of 1.750% for each
                                        month thereafter (e.g., 3.925% in July
                                        2010)

January 2011 through December 2011      4.800% for the first month, plus an
                                        additional 1/ 12th of 1.400% for each
                                        month thereafter (e.g., 5.500% in July
                                        2011)

January 2012 through December 2012      6.200% for the first month, plus an
                                        additional 1/ 12th of 0.750% for each
                                        month thereafter (e.g., 6.575% in July
                                        2012)

January 2013 and thereafter             6.950%

Optional Termination:    The majority holder of the class CE certificates, or if
                         there is no majority holder of the class CE certificates, the Depositor will have the right to purchase all outstanding mortgage loans in the mortgage
                         Pool and thereby effect early retirement of the certificates on the second Distribution Date following the Distribution Date on which the pool balance is reduced to less than 10% of the pool balance as of the Cut-off Date.

Swap and Cap Provider:   Barclays Bank PLC, as Swap and Cap Provider, is a
                         public limited company registered in England and Wales.
                         Barclays Bank PLC engages in a diverse banking and investment banking business and regularly engages in derivatives transactions in a variety of markets. As of the date hereof, Barclays Bank PLC is rated AA+ by Fitch, AA by S&P and Aa1 by Moody's.

Interest Rate Swap       On the Closing Date, the Trust will enter into a Swap
Agreement:               Agreement with an initial notional amount of
                         approximately $850,500,000. Under the Swap Agreement, the Trust will be obligated to pay on each distribution date an amount equal to [5.155]% per annum on the notional amount set forth on the attached Swap
                         Agreement schedule on a 30/360 basis (for the first period, 34 days) and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party ("Net Swap
                         Payment") on an actual/360 basis.

                         Generally, the Net Swap Payment will be deposited into a supplemental interest account (the "Supplemental Interest Account") by the Securities Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Supplemental Interest Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

                         Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

Interest Rate Cap        On the Closing Date, the Trust will enter into an
Agreement:               Interest Rate Cap Agreement with an initial cap
                         notional amount of $0. Under the Interest Rate Cap
                         Agreement, the Cap Provider will be obligated to pay, on each distribution date, to the Trust an amount equal to the product of (a) the excess, if any, of (i) the then current 1-month LIBOR rate and (ii) [5.35]% per annum and (b) an amount equal to the lesser of (x) the cap notional amount set forth on the attached Interest
                         Rate Cap Schedule and (y) the excess, if any, of (A) the aggregate Class Certificate Balance of the Class A,
                         Class M and Class B Certificates (prior to taking into account any distributions on such distribution date) over (B) the then current notional amount set forth on the attached Swap Agreement schedule, based on an "actual/360" basis until the Interest Rate Cap
                         Agreement is terminated.

                         Generally, the cap payments will be deposited into the Supplemental Interest Account by the Securities Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Supplemental Interest Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Credit Enhancement
Percentage:
                      Initial Credit Support     After Stepdown Credit Support
                      ----------------------     -----------------------------
                      Class A:      25.35%          Class A:        50.70%
                      Class M-1:    19.60%          Class M-1:      39.20%
                      Class M-2:    14.75%          Class M-2:      29.50%
                      Class M-3:    13.15%          Class M-3:      26.30%
                      Class M-4:    11.25%          Class M-4:      22.50%
                      Class M-5:     9.50%          Class M-5:      19.00%
                      Class M-6:     8.30%          Class M-6:      16.60%
                      Class B-1:     7.20%          Class B-1:      14.40%
                      Class B-2:     6.25%          Class B-2:      12.50%
                      Class B-3:     4.85%          Class B-3:       9.70%
                      Class B-4:     3.30%          Class B-4:       6.60%

Step-up Margin:          For all LIBOR Certificates the interest rate will
                         increase on the Distribution Date following the first possible Optional Termination date, should the call not be exercised. At that time, the Class A fixed margins will be 2x their respective initial fixed margins and the Class M and Class B fixed margins will be 1.5x their respective initial fixed margins.

Class A-1 Pass-Through   The Class A-1 certificates will accrue interest at a
Rate:                     per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Termination is exercisable) and

                         (ii)  the Net WAC Rate Cap.

Class A-2 Pass-Through   The Class A-2 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Termination is exercisable) and

                         (ii)  the Net WAC Rate Cap.

Class A-3 Pass-Through   The Class A-3 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Termination is exercisable) and

                         (ii)  the Net WAC Rate Cap.

Class M-1 Pass-Through   The Class M-1 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Termination is exercisable) and

                         (ii)  the Net WAC Rate Cap.

Class M-2 Pass-Through   The Class M-2 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Termination is exercisable and

                         (ii)  the Net WAC Rate Cap.

Class M-3 Pass-Through   The Class M-3 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Termination is exercisable) and

                         (ii)  the Net WAC Rate Cap.

Class M-4 Pass-Through   The Class M-4 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Termination is exercisable) and

                         (ii)  the Net WAC Rate Cap.

Class M-5 Pass-Through   The Class M-5 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Termination is exercisable) and

                         (ii)  the Net WAC Rate Cap.

Class M-6 Pass-Through   The Class M-6 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (iii) one-month LIBOR plus [___] bps ([___] bps after
                               the first Distribution Date on which the Optional Termination is exercisable) and

                         (iv)  the Net WAC Rate Cap.

Class B-1 Pass-Through   The Class B-1 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Termination is exercisable) and

                         (ii)  the Net WAC Rate Cap.

Class B-2 Pass-Through   The Class B-2 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Termination is exercisable) and

                         (ii)  the Net WAC Rate Cap.

Class B-3 Pass-Through   The Class B-3 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Termination is exercisable) and

                         (ii)  the Net WAC Rate Cap.

Class B-4 Pass-Through   The Class B-4 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Termination is exercisable) and

                         (ii)  the Net WAC Rate Cap.

Net WAC Rate Cap:        Product of:

                         (i) (a) the weighted average of the mortgage rates for the Mortgage Loans (in the case of each Mortgage Loan, less the applicable Expense Fee
                               Rate) then in effect on the beginning of the related Collection Period, minus (b) the product of (x) the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the Swap Provider, if any, expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the Swap Provider and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans (the "Net Swap Payment Rate") and (y) 12 and

                         (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

Basis Risk Carry         On any Distribution Date and for any class of LIBOR
Forward Amount:          Certificates is the sum of:

                         (x)   the excess of:

                               (i)  the amount of interest that class of
                                    certificates would have been entitled to receive on that Distribution Date had the Pass-Through Rate not been subject to the Net WAC Rate Cap, as applicable, over

                               (ii) the amount of interest that class of
                                    certificates are entitled to receive on that Distribution Date based on the Net WAC Rate Cap, as applicable, and

                         (y) the unpaid portion of any such excess described in clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to the Net WAC Rate Cap, as applicable).

Accrued Certificate      For each class of LIBOR Certificates and any
Interest:                Distribution Date, an amount equal to the interest
                         accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the principal balance of such class of certificates, minus such class's interest percentage of the excess of (i) the current interest shortfall for such Distribution Date, if any, over (ii) the Monthly Excess Interest Amount for such Distribution Date.

Interest Distributions   On each Distribution Date, distributions from available
on the LIBOR             funds will be allocated as follows:
Certificates:

                            (i) to the Supplemental Interest Account, to pay any net swap payments and certain swap termination payments owed to the Swap Provider, if any;

                            (ii) from the Interest Remittance Amount according to the related Accrued Certificate Interest and any unpaid interest shortfall amounts for such class, as applicable, pro rata to the Class A Certificates;

                            (iii) from any remaining Interest Remittance Amounts to the Class M-1 certificates, their Accrued Certificate Interest;

                            (iv) from any remaining Interest Remittance Amounts to the Class M-2 certificates, their Accrued Certificate Interest;

                            (v) from any remaining Interest Remittance Amounts to the Class M-3 certificates, their Accrued Certificate Interest;

                            (vi) from any remaining Interest Remittance Amounts to the Class M-4 certificates, their Accrued Certificate Interest;

                            (vii) from any remaining Interest Remittance Amounts to the Class M-5 certificates, their Accrued Certificate Interest;

                            (viii) from any remaining Interest Remittance
                                   Amounts to the Class M-6 certificates, their Accrued Certificate Interest;

                            (ix) from any remaining Interest Remittance Amounts to the Class B-1 certificates, their Accrued Certificate Interest;

                            (x) from any remaining Interest Remittance Amounts to the Class B-2 certificates, their Accrued Certificate Interest;

                            (xi) from any remaining Interest Remittance Amounts to the Class B-3 certificates, their Accrued Certificate Interest; and

                            (xii) from any remaining Interest Remittance Amounts to the Class B-4 certificates, their Accrued Certificate Interest.

Principal Distribution   On each Distribution Date (a) prior to the Stepdown
on the LIBOR             Date or (b) on which a Trigger Event is in effect,
Certificates:            principal distributions from the Principal Distribution
                         Amount will be allocated as follows:

                            (i) to the Class A Certificates, allocated between the Class A Certificates as described below, until their Class Certificate Balances have been reduced to zero;

                            (ii) to the Class M-1 certificates, until their Class Certificate Balance has been reduced to zero;

                            (iii) to the Class M-2 certificates, until their Class Certificate Balance has been reduced to zero;

                            (iv) to the Class M-3 certificates, until their Class Certificate Balance has been reduced to zero;

                            (v) to the Class M-4 certificates, until their Class Certificate Balance has been reduced to zero;

                            (vi) to the Class M-5 certificates, until their Class Certificate Balance has been reduced to zero;

                            (vii) to the Class M-6 certificates, until their Class Certificate Balance has been reduced to zero;

                            (viii) to the Class B-1 certificates, until their
                                   Class Certificate Balance has been reduced to zero;

                            (ix) to the Class B-2 certificates, until their Class Certificate Balance has been reduced to zero;

                            (x) to the Class B-3 certificates, until their Class Certificate Balance has been reduced to zero; and

                            (xi) to the Class B-4 certificates, until their Class Certificate Balance has been reduced to zero.

                         On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

                            (i) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated between the Class A Certificates as described below, until their Class Certificate Balances have been reduced to zero;

                            (ii) to the Class M-1, Class M-2 and Class M-3 certificates, sequentially in that order, the lesser of the remaining Principal Distribution Amount and the Sequential Class M Principal Distribution Amount, until their respective Class Certificate Balances have been reduced to zero;

                            (iii) to the Class M-4 certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                            (iv) to the Class M-5 certificates, the lesser of the remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                            (v) to the Class M-6 certificates, the lesser of the remaining Principal Distribution Amount and the Class M-6 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                            (vi) to the Class B-1 certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                            (vii) to the Class B-2 certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                            (viii) to the Class B-3 certificates, the lesser of
                                   the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero; and

                            (ix) to the Class B-4 certificates, the lesser of the remaining Principal Distribution Amount and the Class B-4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero.

Allocation of Principal  Except as described below, any principal distributions
Payments to Class A      allocated to the Class A Certificates are required to
Certificates:            be distributed sequentially first, to the Class A-1
                         certificates, second, to the Class A-2 certificates, and third, to the Class A-3 certificates, in each case, until their respective Class Certificate Balances have been reduced to zero.

                         Notwithstanding the above, in the event that all subordinate classes, including the Class CE certificates, have been reduced to zero, principal distributions to the Class A Certificates will be distributed pro rata among the Class A-1, Class A-2 and Class A-3 certificates in proportion to their respective Class Certificate Balances.

Allocation of Net        For any Distribution Date, any Net Monthly Excess Cash
Monthly Excess Cash      Flow shall be paid as follows:
Flow:
                         (a)  to the holders of the Class M-1 certificates, any
                              Unpaid Interest Amount;

                         (b) to the holders of the Class M-1 certificates, any Unpaid Realized Loss Amount;

                         (c) to the holders of the Class M-2 certificates, any Unpaid Interest Amount;

                         (d) to the holders of the Class M-2 certificates, any Unpaid Realized Loss Amount;

                         (e) to the holders of the Class M-3 certificates, any Unpaid Interest Amount;

                         (f) to the holders of the Class M-3 certificates, any Unpaid Realized Loss Amount;

                         (g) to the holders of the Class M-4 certificates, any Unpaid Interest Amount;

                         (h) to the holders of the Class M-4 certificates, any Unpaid Realized Loss Amount;

                         (i) to the holders of the Class M-5 certificates, any Unpaid Interest Amount;

                         (j) to the holders of the Class M-5 certificates, any Unpaid Realized Loss Amount;

                         (k) to the holders of the Class M-6 certificates, any Unpaid Interest Amount;

                         (l) to the holders of the Class M-6 certificates, any Unpaid Realized Loss Amount;

                         (m) to the holders of the Class B-1 certificates, any Unpaid Interest Amount;

                         (n) to the holders of the Class B-1 certificates, any Unpaid Realized Loss Amount;

                         (o) to the holders of the Class B-2 certificates, any Unpaid Interest Amount;

                         (p) to the holders of the Class B-2 certificates, any Unpaid Realized Loss Amount;

                         (q) to the holders of the Class B-3 certificates, any Unpaid Interest Amount;

                         (r) to the holders of the Class B-3 certificates, any Unpaid Realized Loss Amount;

                         (s) to the holders of the Class B-4 certificates, any Unpaid Interest Amount;

                         (t) to the holders of the Class B-4 certificates, any Unpaid Realized Loss Amount;

                         (u) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that Distribution Date;

                         (v) from funds on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, an amount equal to any unpaid Basis Risk Carry Forward Amount with respect to the LIBOR Certificates for that Distribution Date to the LIBOR Certificates in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates except that the Class A Certificates will be paid (a) first, pro rata, based upon their respective Class Certificate Balances only with respect to those Class A Certificates with an outstanding Basis Risk Carry Forward Amount and (b) second, pro rata based on any outstanding Basis Risk Carry Forward Amount remaining unpaid;

                         (w) to the Class CE certificates, those amounts as described in the pooling and servicing agreement;

                         (x) to the holders of the Class R certificates, any remaining amount;

                         (y) to the extent not paid from available funds, from the Supplemental Interest Account, to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued and unpaid interest from a prior Distribution Date, then to pay any unpaid interest including any accrued and unpaid interest from prior Distribution Dates to the Class M Certificates sequentially, and then to pay any unpaid interest including any accrued and unpaid interest from prior Distribution Dates to the Class B Certificates sequentially;

                         (z) to the extent not paid from available funds, from the Supplemental Interest Account, to pay Basis Risk Carry Forward Amounts on the Class A, Class M and Class B Certificates remaining unpaid in the same order of priority as described in (v) above;

                         (aa) to the extent not paid from available funds, from
                              the Supplemental Interest Account, to pay any principal on the Class A Certificates, on the Class M Certificates and on the Class B Certificates, in accordance with the principal payment provisions described above (under "Principal Distributions on the LIBOR Certificates") in an amount necessary to restore the applicable Specified Overcollateralization Amount as a result of current or prior realized losses not previously reimbursed;

                         (bb) to the extent not paid from available funds, from
                              the Supplemental Interest Account, to pay any Unpaid Realized Loss Amounts remaining on the Class M Certificates and Class B Certificates, sequentially; and

                         (cc) from the Supplemental Interest Account, any
                              remaining amounts to be distributed to the Class CE certificates in accordance with the pooling and servicing agreement.

Interest Remittance      With respect to any Distribution Date that portion of
Amount:                  available funds attributable to interest relating to
                         the mortgage loans after taking into account any payments made to the Swap Provider.

Principal Distribution   For each Distribution Date will equal the sum of (i)
Amount:                  the Basic Principal Distribution Amount for that
                         Distribution Date and (ii) the Extra Principal
                         Distribution Amount for that Distribution Date.

Basic Principal          With respect to any Distribution Date, the excess of
Distribution Amount:     (i) the Principal Remittance Amount for that
                         Distribution Date over (ii) the Excess
                         Overcollateralization Amount, if any, for that Distribution Date.

Net Monthly Excess Cash  With respect to any Distribution Date, available funds
Flow: remaining after the amount necessary to make all payments of interest and principal to the LIBOR certificates and after taking into account any payments made to the Swap Provider, as described under "Interest Distributions on the LIBOR Certificates" and "Principal Distributions on the LIBOR Certificates" above.

Extra Principal          As of any Distribution Date, the lesser of (x) the
Distribution Amount:     Monthly Excess Interest Amount for that Distribution
                         Date and (y) the Subordination Deficiency, if any, for that Distribution Date.

Monthly Excess Interest  As to any Distribution Date equals the excess, if any,
Amount: of (x) the interest on the mortgage loans received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Servicer Remittance Date, net of the servicing fee, the trustee fee and the Insurer fee, over (y) the sum of the amount paid as interest to the Certificates at their respective Pass-Through Rates and any Net Swap Payment and Swap Termination Payment (other than a Defaulted Swap Termination Payment) payable to the Swap Provider.

Overcollateralization    With respect to any Distribution Date, the excess, if
Amount:                  any, of (a) the aggregate Stated Principal Balance of
                         the mortgage loans for that Distribution Date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date) over (b) the aggregate Class Certificate Balance of the LIBOR Certificates as of that date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date).

Specified                Prior to the Stepdown Date, an amount equal to 3.30% of
Overcollateralization    the aggregate Stated Principal Balance of the mortgage
Amount:                  loans as of the Cut-off Date. On and after the Stepdown
                         Date, an amount equal to 6.60% of the aggregate Stated
                         Principal Balance of the mortgage loans for that Distribution Date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date), subject to a minimum amount equal to 0.50% of the aggregate Stated Principal
                         Balance of the mortgage loans as of the Cut-off Date;
                         provided, however, that if, on any Distribution Date, a Trigger Event exists, the Specified
                         Overcollateralization Amount will not be reduced to the applicable percentage of the then Stated Principal
                         Balance of the mortgage loans but instead remain the same as the prior period's Specified
                         Overcollateralization Amount until the Distribution
                         Date on which a Trigger Event no longer exists. When the Class Certificate Balance of each class of LIBOR
                         Certificates has been reduced to zero, the Specified
                         Overcollateralization Amount will thereafter equal zero.

Excess                   With respect to any Distribution Date, the excess, if
Overcollateralization    any, of (a) the Overcollateralization Amount on that
Amount:                  Distribution Date over (b) the Specified
                         Overcollateralization Amount.

Overcollateralization    With respect to any Distribution Date, the excess, if
Deficiency:              any, of (a) the Specified Overcollateralization Amount
                         for that Distribution Date over (b) the
                         Overcollateralization Amount for that Distribution
                         Date.

Principal Remittance     With respect to any Distribution Date, to the extent of
Amount:                  funds available as described in the prospectus
                         supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Collection Period: (a) (i) each scheduled payment of principal on a mortgage loan due during the related Collection Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer for the related Servicer remittance date; (ii) all full and partial principal prepayments on mortgage loans received during the related Prepayment Period; (iii) all net liquidation proceeds, condemnation proceeds, insurance proceeds and subsequent recoveries received on the mortgage loans and allocable to principal; (iv) the portion of the purchase price allocable to principal with respect to each deleted mortgage loan that was repurchased during the period from the prior Distribution Date through the business day prior to the current Distribution Date;
                         (v) the Substitution Adjustment Amounts received in connection with the substitution of any mortgage loan as of that Distribution Date; and (vi) the allocable portion of the proceeds received with respect to the Optional Termination (to the extent they relate to principal) over (b) to the extent any amounts payable to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap
                         Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap
                         Provider Trigger Event) exceed the Interest Remittance
                         Amount for such Distribution Date, the amount of such excess.

Class A Principal        For any Distribution Date is the excess of (a) the
Distribution Amount:     aggregate Class Certificate Balance of the Class A
                         Certificates immediately prior to that Distribution
                         Date over (b) the lesser of (x) approximately 49.30% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $4,443,675.

Sequential Class M       With respect to any Distribution Date is the excess of
Principal Distribution   (i) the sum of (a) the aggregate Class Certificate
Amount:                  Balances of the Class A Certificates (after taking into
                         account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date) and (b) the Class Certificate Balance of the Sequential Class M
                         Certificates immediately prior to that Distribution
                         Date over (ii) the lesser of (a) approximately 73.70% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal
                         Balance of the mortgage loans for that Distribution
                         Date over $4,443,675.

Class M-4 Principal      With respect to any Distribution Date is the excess of
Distribution Amount:     (i) the sum of (a) the aggregate Class Certificate
                         Balances of the Class A Certificates (after taking into account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date), (b) the
                         Class Certificate Balance of the Sequential Class M
                         Certificates (after taking into account distribution of the Sequential Class M Principal Distribution Amount on that Distribution Date), and (c) the Class Certificate
                         Balance of the Class M-4 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 77.50% of the aggregate Stated Principal
                         Balance of the mortgage loans for that Distribution
                         Date and (b) the excess, if any, of the aggregate
                         Stated Principal Balance of the mortgage loans for that Distribution Date over $4,443,675.

Class M-5 Principal      With respect to any Distribution Date is the excess of
Distribution Amount:     (i) the sum of (a) the aggregate Class Certificate
                         Balances of the Class A Certificates (after taking into account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date), (b) the
                         Class Certificate Balance of the Sequential Class M
                         Certificates (after taking into account distribution of the Sequential Class M Principal Distribution Amount on that Distribution Date), (c) the Class Certificate
                         Balance of the Class M-4 certificates (after taking into account distribution of the Class M-4 Principal
                         Distribution Amount on that Distribution Date), and (d) the Class Certificate Balance of the Class M-5 certificates immediately prior to that Distribution
                         Date over (ii) the lesser of (a) approximately 81.00% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal
                         Balance of the mortgage loans for that Distribution
                         Date over $4,443,675.

Class M-6 Principal      With respect to any Distribution Date is the excess of
Distribution Amount:     (i) the sum of (a) the aggregate Class Certificate
                         Balances of the Class A Certificates (after taking into account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date), (b) the
                         Class Certificate Balance of the Sequential Class M
                         Certificates (after taking into account distribution of the Sequential Class M Principal Distribution Amount on that Distribution Date), (c) the Class Certificate
                         Balance of the Class M-4 certificates (after taking into account distribution of the Class M-4 Principal
                         Distribution Amount on that Distribution Date), (d) the
                         Class Certificate Balance of the Class M-5 certificates
                         (after taking into account distribution of the Class
                         M-5 Principal Distribution Amount on that Distribution
                         Date) and (e) the Class Certificate Balance of the
                         Class M-6 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 83.40% of the aggregate Stated Principal
                         Balance of the mortgage loans for that Distribution
                         Date and (b) the excess, if any, of the aggregate
                         Stated Principal Balance of the mortgage loans for that Distribution Date over $4,443,675.

Class B-1 Principal      With respect to any Distribution Date is the excess of
Distribution Amount:     (i) the sum of (a) the aggregate Class Certificate
                         Balances of the Class A Certificates (after taking into account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date), (b) the
                         Class Certificate Balance of the Sequential Class M
                         Certificates (after taking into account distribution of the Sequential Class M Principal Distribution Amount on that Distribution Date), (c) the Class Certificate
                         Balance of the Class M-4 certificates (after taking into account distribution of the Class M-4 Principal
                         Distribution Amount on that Distribution Date), (d) the
                         Class Certificate Balance of the Class M-5 certificates
                         (after taking into account distribution of the Class
                         M-5 Principal Distribution Amount on that Distribution
                         Date), (e) the Class Certificate Balance of the Class
                         M-6 certificates (after taking into account distribution of the Class M-6 Principal Distribution
                         Amount on that Distribution Date) and (f) the Class
                         Certificate Balance of the Class B-1 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 85.60% of the aggregate
                         Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $4,443,675.

Class B-2 Principal      With respect to any Distribution Date is the excess of
Distribution Amount:     (i) the sum of (a) the aggregate Class Certificate
                         Balances of the Class A Certificates (after taking into account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date), (b) the
                         Class Certificate Balance of the Sequential Class M
                         Certificates (after taking into account distribution of the Sequential Class M Principal Distribution Amount on that Distribution Date), (c) the Class Certificate
                         Balance of the Class M-4 certificates (after taking into account distribution of the Class M-4 Principal
                         Distribution Amount on that Distribution Date), (d) the
                         Class Certificate Balance of the Class M-5 certificates
                         (after taking into account distribution of the Class
                         M-5 Principal Distribution Amount on that Distribution
                         Date), (e) the Class Certificate Balance of the Class
                         M-6 certificates (after taking into account distribution of the Class M-6 Principal Distribution
                         Amount on that Distribution Date) and (f) the Class
                         Certificate Balance of the Class B-1 certificates
                         (after taking into account distribution of the Class
                         B-1 Principal Distribution Amount on that Distribution
                         Date) and (g) the Class Certificate Balance of the
                         Class B-2 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 87.50% of the aggregate Stated Principal
                         Balance of the mortgage loans for that Distribution
                         Date and (b) the excess, if any, of the aggregate
                         Stated Principal Balance of the mortgage loans for that Distribution Date over $4,443,675.

Class B-3 Principal      With respect to any Distribution Date is the excess of
Distribution Amount:     (i) the sum of (a) the aggregate Class Certificate
                         Balances of the Class A Certificates (after taking into account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date), (b) the
                         Class Certificate Balance of the Sequential Class M
                         Certificates (after taking into account distribution of the Sequential Class M Principal Distribution Amount on that Distribution Date), (c) the Class Certificate
                         Balance of the Class M-4 certificates (after taking into account distribution of the Class M-4 Principal
                         Distribution Amount on that Distribution Date), (d) the
                         Class Certificate Balance of the Class M-5 certificates
                         (after taking into account distribution of the Class
                         M-5 Principal Distribution Amount on that Distribution
                         Date), (e) the Class Certificate Balance of the Class
                         M-6 certificates (after taking into account distribution of the Class M-6 Principal Distribution
                         Amount on that Distribution Date), (f) the Class
                         Certificate Balance of the Class B-1 certificates
                         (after taking into account distribution of the Class
                         B-1 Principal Distribution Amount on that Distribution
                         Date), (g) the Class Certificate Balance of the Class
                         B-2 certificates (after taking into account distribution of the Class B-2 Principal Distribution
                         Amount on that Distribution Date) and (h) the Class
                         Certificate Balance of the Class B-3 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 90.30% of the aggregate
                         Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $4,443,675.

Class B-4 Principal      With respect to any Distribution Date is the excess of
Distribution Amount:     (i) the sum of (a) the aggregate Class Certificate
                         Balances of the Class A Certificates (after taking into account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date), (b) the
                         Class Certificate Balance of the Sequential Class M
                         Certificates (after taking into account distribution of the Sequential Class M Principal Distribution Amount on that Distribution Date), (c) the Class Certificate
                         Balance of the Class M-4 certificates (after taking into account distribution of the Class M-4 Principal
                         Distribution Amount on that Distribution Date), (d) the
                         Class Certificate Balance of the Class M-5 certificates
                         (after taking into account distribution of the Class
                         M-5 Principal Distribution Amount on that Distribution
                         Date), (e) the Class Certificate Balance of the Class
                         M-6 certificates (after taking into account distribution of the Class M-6 Principal Distribution
                         Amount on that Distribution Date), (f) the Class
                         Certificate Balance of the Class B-1 certificates
                         (after taking into account distribution of the Class
                         B-1 Principal Distribution Amount on that Distribution
                         Date), (g) the Class Certificate Balance of the Class
                         B-2 certificates (after taking into account distribution of the Class B-2 Principal Distribution
                         Amount on that Distribution Date), (h) the Class
                         Certificate Balance of the Class B-3 certificates
                         (after taking into account distribution of the Class
                         B-3 Principal Distribution Amount on that Distribution
                         Date) and (i) the Class Certificate Balance of the
                         Class B-4 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 93.40% of the aggregate Stated Principal
                         Balance of the mortgage loans for that Distribution
                         Date and (b) the excess, if any, of the aggregate
                         Stated Principal Balance of the mortgage loans for that Distribution Date over $4,443,675.

        Interest Rate Cap Schedule
---------------------------------------------
Distribution Date   Balance ($)    Strike (%)
---------------------------------------------
01/ 25/ 07                   -        -
02/ 25/ 07          7,393,312.02    [5.35]
03/ 25/ 07         14,967,649.13    [5.35]
04/ 25/ 07         22,682,156.00    [5.35]
05/ 25/ 07         30,494,471.34    [5.35]
06/ 25/ 07         38,361,011.59    [5.35]
07/ 25/ 07         46,237,214.52    [5.35]
08/ 25/ 07         54,077,982.14    [5.35]
09/ 25/ 07         61,837,938.54    [5.35]
10/ 25/ 07         69,471,583.31    [5.35]
11/ 25/ 07         76,933,996.19    [5.35]
12/ 25/ 07         84,180,583.65    [5.35]
01/ 25/ 08         91,168,046.21    [5.35]
02/ 25/ 08         97,851,513.16    [5.35]
03/ 25/ 08        104,119,377.26    [5.35]
04/ 25/ 08        109,940,427.83    [5.35]
05/ 25/ 08        115,298,009.96    [5.35]
06/ 25/ 08        120,177,294.77    [5.35]
07/ 25/ 08        124,566,079.96    [5.35]
08/ 25/ 08        128,254,895.41    [5.35]
09/ 25/ 08        131,270,132.24    [5.35]
10/ 25/ 08        133,661,691.07    [5.35]
11/ 25/ 08        132,949,788.23    [5.35]
12/ 25/ 08        118,754,209.48    [5.35]
01/ 25/ 09        103,767,862.93    [5.35]
02/ 25/ 09         91,477,068.12    [5.35]
03/ 25/ 09         80,842,911.28    [5.35]
04/ 25/ 09         72,006,062.63    [5.35]
05/ 25/ 09         81,367,380.72    [5.35]
06/ 25/ 09         97,517,904.51    [5.35]
07/ 25/ 09        110,973,057.17    [5.35]
08/ 25/ 09        121,303,070.83    [5.35]
09/ 25/ 09        121,462,078.94    [5.35]
10/ 25/ 09        114,815,909.30    [5.35]
11/ 25/ 09        126,594,078.28    [5.35]
12/ 25/ 09        122,715,314.35    [5.35]
01/ 25/ 10        118,800,113.78    [5.35]
02/ 25/ 10        115,124,359.74    [5.35]
03/ 25/ 10        111,174,646.11    [5.35]
04/ 25/ 10        107,184,050.86    [5.35]
05/ 25/ 10        103,336,100.41    [5.35]
06/ 25/ 10         99,710,047.77    [5.35]
07/ 25/ 10         96,334,797.13    [5.35]
08/ 25/ 10         93,215,282.82    [5.35]
09/ 25/ 10         90,344,315.70    [5.35]
10/ 25/ 10         87,708,211.67    [5.35]
11/ 25/ 10         85,154,540.58    [5.35]
12/ 25/ 10         82,660,019.57    [5.35]
1/ 25/ 2011 and              -        -
thereafter

                            Swap Notional Schedule
----------------------------------------------------------------------------
 Period      Accrual Start Date      Pay Date    Swap Notional Schedule ($)
----------------------------------------------------------------------------
       1          12/ 21/ 06        01/ 25/ 07              850,500,000.00
       2          01/ 25/ 07        02/ 25/ 07              831,980,460.50
       3          02/ 25/ 07        03/ 25/ 07              808,769,997.42
       4          03/ 25/ 07        04/ 25/ 07              784,819,747.74
       5          04/ 25/ 07        05/ 25/ 07              760,205,936.23
       6          05/ 25/ 07        06/ 25/ 07              735,007,489.27
       7          06/ 25/ 07        07/ 25/ 07              709,305,758.38
       8          07/ 25/ 07        08/ 25/ 07              683,183,762.13
       9          08/ 25/ 07        09/ 25/ 07              656,725,889.56
      10          09/ 25/ 07        10/ 25/ 07              630,017,903.27
      11          10/ 25/ 07        11/ 25/ 07              603,145,564.13
      12          11/ 25/ 07        12/ 25/ 07              576,196,509.78
      13          12/ 25/ 07        01/ 25/ 08              549,255,875.52
      14          01/ 25/ 08        02/ 25/ 08              522,417,668.94
      15          02/ 25/ 08        03/ 25/ 08              495,983,587.71
      16          03/ 25/ 08        04/ 25/ 08              470,038,057.12
      17          04/ 25/ 08        05/ 25/ 08              444,626,636.10
      18          05/ 25/ 08        06/ 25/ 08              419,792,100.34
      19          06/ 25/ 08        07/ 25/ 08              395,566,655.07
      20          07/ 25/ 08        08/ 25/ 08              372,664,170.79
      21          08/ 25/ 08        09/ 25/ 08              351,088,581.11
      22          09/ 25/ 08        10/ 25/ 08              330,791,684.75
      23          10/ 25/ 08        11/ 25/ 08              311,696,060.06
      24          11/ 25/ 08        12/ 25/ 08              293,767,513.97
      25          12/ 25/ 08        01/ 25/ 09              276,895,133.20
      26          01/ 25/ 09        02/ 25/ 09              261,015,482.49
      27          02/ 25/ 09        03/ 25/ 09              246,069,039.63
      28          03/ 25/ 09        04/ 25/ 09              231,903,573.30
      29          04/ 25/ 09        05/ 25/ 09              201,451,073.16
      30          05/ 25/ 09        06/ 25/ 09              173,214,016.64
      31          06/ 25/ 09        07/ 25/ 09              149,604,912.44
      32          07/ 25/ 09        08/ 25/ 09              129,828,984.85
      33          08/ 25/ 09        09/ 25/ 09              113,229,880.23
      34          09/ 25/ 09        10/ 25/ 09               99,265,388.91
      35          10/ 25/ 09        11/ 25/ 09               87,487,219.93
      36          11/ 25/ 09        12/ 25/ 09               77,519,120.93
      37          12/ 25/ 09        01/ 25/ 10               69,054,063.45
      38          01/ 25/ 10        02/ 25/ 10               61,842,646.74
      39          02/ 25/ 10        03/ 25/ 10               56,159,668.21
      40          03/ 25/ 10        04/ 25/ 10               51,580,670.15
      41          04/ 25/ 10        05/ 25/ 10               47,767,039.53
      42          05/ 25/ 10        06/ 25/ 10               44,513,343.87
      43          06/ 25/ 10        07/ 25/ 10               41,685,827.57
      44          07/ 25/ 10        08/ 25/ 10               39,193,164.78
      45          08/ 25/ 10        09/ 25/ 10               36,970,518.43
      46          09/ 25/ 10        10/ 25/ 10               34,970,075.91
      47          10/ 25/ 10        11/ 25/ 10               33,095,671.51
      48          11/ 25/ 10        12/ 25/ 10               31,327,566.78
      49          12/ 25/ 10        1/ 25/ 2011 and                   -
                                    thereafter


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
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participating in the offering will arrange to send you the prospectus if you
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This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.